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Exhibit 5.1

                        [Muenz & Meritz, P.C. letterhead]
                                  June 21, 1999


Star Multi Care Services, Inc.
33 Walt Whitman Road
Suite 302
Huntington Station, NY 11746

Gentlemen:

You have requested our opinion, as counsel for Star Multi Care Services, Inc., a New York corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to the registration of 879,351 shares (the "Registered Shares") of common stock (the "Offering"), par value $.01 (the "Common Stock"). A total of 821,429 common stock shares are being offered for sale upon the conversion into common stock shares upon the conversion of the Convertible Preferred Stock, up to 50,000 of the Registered Shares may be issued by the Company upon the exercise of certain warrants, and 7,922 common stock shares are being offered for sale that were issued through the payment of dividends on the Convertible Preferred Stock.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act, the Registered Shares, when issued, delivered, and paid for, will be fully paid, validly issued and nonassessable.

No opinion is expressed herein as to any laws other than the laws of the State of New York and the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Respectfully yours,

                                        Muenz & Meritz, P.C.

                                        By:  s/Lawrence A. Muenz
                                        ------------------------
                                               Lawrence A. Muenz